Exhibit 1.1

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.

$750,000,000 3.125% Senior Notes due 2016

$1,000,000,000 4.600% Senior Notes due 2021

$1,250,000,000 6.000% Senior Notes due 2040

UNDERWRITING AGREEMENT

August 10, 2010

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

DIRECTV Holdings LLC, a Delaware limited liability company (the “Company”), DIRECTV Financing Co., Inc., a Delaware corporation (“Finance Co.”), and the subsidiaries of the Company listed on the signature pages hereto (each, a “Guarantor” and, together with the Company and Finance Co., the “Issuers”) hereby confirm their agreement with the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), as set forth below.

1.             The Securities.  Subject to the terms and conditions herein contained, the Company and Finance Co. propose to issue and sell to the Underwriters (x) $750,000,000 aggregate principal amount of their 3.125% senior notes due 2016 (the “2016 Notes”), (y) $1,000,000,000 aggregate principal amount of their 4.600% senior notes due 2021 (the “2021 Notes”), and (z) $1,250,000,000 aggregate principal amount of their 6.000% senior notes due 2040 (the “2040 Notes” and, together with the 2016 Notes and the 2021 Notes, the “Notes”).  The Notes will be guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by each of the Guarantors on a joint and several basis.  The Securities are to be issued under an indenture  (as supplemented by the first supplemental indenture to be dated as of August 17, 2010, the “Indenture”), to be dated as of the Closing Date, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Issuers hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

The Issuers, the Guarantors and DIRECTV, a Delaware corporation (“Parent”) have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-168705), including a prospectus (the “Basic Prospectus”).  The Issuers have also filed, or propose to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Securities (the “Prospectus Supplement”).  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated August 10, 2010 specifically relating to the Securities together with the Basic Prospectus.  Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuers have prepared the following information (collectively, the “Time of Sale Information”):  the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, if any, as constituting part of the Time of Sale Information.

2.             Representations and Warranties.  Each Issuer, jointly and severally, represents and warrants to and agrees with each Underwriter that:

(a)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus.

(b)           The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           The Issuers (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)           The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers or any of their affiliates.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against Parent, the Issuers or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            The sole member of the Company is The DIRECTV Group, Inc., which in turn, is a wholly-owned subsidiary of Parent.  All of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”).  Except (i) for the Subsidiaries; (ii) the interests set forth on Schedule 2A; or (iii) as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(g)           Each of the Company and the Subsidiaries is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite corporate or organizational power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or other organization in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the management, business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(h)           All of the outstanding shares of capital stock of each Subsidiary that is a corporation have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned directly or indirectly by the Company; all of the outstanding shares of capital stock of each of the Subsidiaries that is a corporation will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Senior Secured Credit Facility (as defined in the description of the Securities contained in each of the Time of Sale Information and the Prospectus), the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.

(i)            All of the outstanding limited liability company interests of the Company and each Subsidiary that is a limited liability company have been, and as of the Closing Date will be, issued in accordance with the applicable limited liability company law and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiaries, are owned directly or indirectly by the Company; all of the outstanding limited liability company interests of the Company and of each of the Subsidiaries that is a limited liability company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Senior Secured Credit Facility, the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.

(j)            Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or limited liability company interests in the Company, Finance Co. or any of the Subsidiaries outstanding.

(k)           Each of the Company and Finance Co. has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Notes.  The Notes, when issued, will be in the form contemplated by the Indenture.  The Notes have each been duly and validly authorized by the Company and Finance Co. and, when executed by the Company and Finance Co. and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company and Finance Co., entitled to the benefits of the Indenture, and enforceable against the Company and Finance Co. in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.  Finance Co. has not engaged and shall not, for so long as any of the Notes are outstanding, engage in any activity except as contemplated by each of the Time of Sale Information and the Prospectus.

(l)            Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture.  On the Closing Date, the Indenture will conform in all material respects to the requirements for qualification under the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.  The Indenture has been duly and validly authorized by each of the Issuers and upon effectiveness of the Registration Statement and on the Closing Date was or will have been duly qualified under the Trust Indenture Act and, on the Closing Date, will have been validly executed and delivered by the Issuers.  When the Indenture has been executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid and legally binding agreement of each of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(m)          Each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Guarantees.  Each Guarantee has been duly authorized by the applicable Guarantor and, on the Closing Date, will have been validly executed and delivered by such Guarantor.  When the Guarantees have been executed in accordance with the provisions of the Indenture, the Notes will be entitled to the benefits of the Guarantees and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(n)           Each Issuer has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement and the consummation by each Issuer of the transactions contemplated hereby have been duly and validly authorized by the Issuers.  This Agreement has been duly executed and delivered by each Issuer.

(o)           None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”) except (A) as disclosed in each of the Registration Statement, Time of Sale Information and the Prospectus or (B) for any such violation, breach, default, or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           The execution, delivery and performance by the Issuers of this Agreement, the Indenture, the Notes and the Guarantees and the consummation by the Issuers of the transactions contemplated hereby and by each of the Registration Statement, the Time of Sale Information and the Prospectus and the application of the net proceeds of the Notes as contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Issuers or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Underwriters in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Issuers or any of their respective properties or assets, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Underwriters or the consummation by the Issuers of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Underwriters.

(q)           The audited and unaudited consolidated financial statements of Parent and the Company incorporated by reference in each of the Registration Statement and, in the case of the financial statements of the Company, the Time of Sale Information and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of Parent and its consolidated subsidiaries or the Company and the Subsidiaries, as applicable, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein.  The data set forth in the Preliminary Prospectus and the Prospectus under the caption “Summary historical consolidated financial and other data” present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein.  Deloitte & Touche LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(r)            Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is not pending or, to the knowledge of any Issuer, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(s)           Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any Permit or results in any other material impairment of the rights of the holder of any such Permit, except where such event would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            Since the date of the most recent financial statements of the Company incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) outside the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the management, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there has not been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries and (iv) there have been no events or developments, and no information has become known to the Issuers, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(u)           Each of the Company and the Subsidiaries has filed or has had filed on its behalf all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(v)           The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects.

(w)          None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the issuance and sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(x)            Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in each of the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it and good title to a leasehold interest in the real and personal property described in each of the Registration Statement, the Time of Sale Information and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.  All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such

Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess such licenses or other rights to use would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company or the Subsidiaries has received any notice of infringement or misappropriation of (or knows of any such infringement or misappropriation of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y)           There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Securities Act that are not described in each of the Registration Statement, the Time of Sale Information and the Prospectus, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Securities Act that are not described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(z)            There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, in any case that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa)         Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks, maintains reserves and/or maintains excess satellite capacity as is reasonable for the conduct of its business and the value of its properties.

(bb)         The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) and Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or the Subsidiaries, each such pension plan that is intended to be qualified under Section 401 of the Code so qualifies, has received a favorable determination letter, and its trust is exempt from taxation under Section 501(a) of the Code; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of the Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company or the Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, the Code and all other applicable federal, state and foreign laws, rules and regulations; neither the Company nor any of the Subsidiaries has incurred or could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title I or Title IV of ERISA, or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law, rule or regulation relating to employee benefit plans.

(cc)         Each of Parent, the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its  assets is compared with existing assets at reasonable intervals.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in Parent’s or the Company’s internal controls.

(dd)         Parent, the Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Parent or the Company, as applicable, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s or the Company’s management, as applicable, as appropriate to allow timely decisions regarding required disclosure.  Each of Parent, the Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)         None of the Issuers is, or after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom, will be an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(ff)           The Notes, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(gg)         Immediately after the consummation of the transactions contemplated by this Agreement and each of the Registration Statement, the Time of Sale Information and the Prospectus, the present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and its Subsidiaries as they become absolute and matured; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and by each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

(hh)         None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of the Securities.

(a)           On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, each of the Company and Finance Co. agrees to issue and sell to the Underwriters, and the Underwriters, acting severally and not jointly, agree to purchase, (x) the 2016 Notes in the respective amounts set forth on Schedule 1A hereto from the Company at 99.585% of their principal amount (such percentage of the principal amount, the “2016 Notes Purchase Price”), (y) the 2021 Notes in the respective amounts set forth on Schedule 1B hereto from the Company at 99.484% of their principal amount (such percentage of the principal amount, the

“2021 Notes Purchase Price”) and (z) the 2040 Notes in the respective amounts set forth on Schedule 1C hereto from the Company at 97.784% of their principal amount (such percentage of the principal amount, the “2040 Notes Purchase Price” and, together with the 2016 Notes Purchase Price and the 2021 Notes Purchase Price, the “Purchase Price”).

(b)           One or more certificates in definitive form for the Securities that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and Finance Co. to the Underwriters, against payment by or on behalf of the Underwriters of the Purchase Price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.  Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on August 17, 2010, or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”  The Company will make such certificate or certificates for the Securities available for checking and packaging by the Underwriters at the offices of J.P. Morgan Securities Inc. in New York, New York, or at such other place as the Representatives, on behalf of the Underwriters, may designate, at least 24 hours prior to the Closing Date.

4.             Offering by the Underwriters.  The Underwriters propose to make an offering of the Securities at the price and upon the terms set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus as soon as practicable after this Agreement is entered into and as in the judgment of the Underwriters is advisable.

5.             Covenants of the Issuers.  The Issuers, jointly and severally, covenant and agree with each of the Underwriters that:

(a)           The Issuers will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act, and Parent and the Issuers will file promptly all reports and any definitive proxy or information statements required to be filed by Parent and the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuers will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Issuers will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)           The Issuers will not amend or supplement any of the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto of which the Representatives shall not previously have been advised and furnished a copy for a reasonable period of time prior thereto and as to which the Representatives shall not have given their consent.  The Issuers will promptly, upon the reasonable request of the Representatives or counsel for the Underwriters, make any amendments or supplements to any of the Registration Statement, the Time of Sale Information or the Prospectus that may be necessary or advisable in connection with the resale of the Securities by the Underwriters.

(c)           If requested by the Representatives, the Issuers will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(d)           Before making, preparing, using, authorizing, approving or referring to any Issuer Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(e)           If, during the Prospectus Delivery Period, any event occurs or information becomes known as a result of which any of the Registration Statement, the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus to comply with applicable law, the Issuers will promptly notify the Representatives thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that corrects such statement or omission or effects such compliance.

(f)            The Issuers will deliver, without charge, to the Representatives, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(g)           The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           For so long as any of the Securities remain outstanding, the Company will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that to the extent such reports or financial statements are filed with the Commission and publicly available, no additional copies need be provided to the holders of such Notes or any prospective purchasers thereof.

(i)            The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(j)            The Company will use its best efforts to assist the Representatives in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k)           The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(l)            The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.             Certain Agreements of the Underwriters.

Each Underwriter severally agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuers and not incorporated by reference into the Registration Statement and any press release issued by the Issuers) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 2(c) or Section 5 above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use term sheets substantially in the form of Annex B hereto without the consent of the Company.

7.             Expenses.  The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions  contemplated hereby, including any costs of printing the Preliminary Prospectus, any other Time of Sale Information, any Issuer Written Communication and the Prospectus and any amendment or supplement thereto and the costs of filing the Registration Statement and any of the foregoing with the Commission, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (v) fees and expenses of the Trustee including fees and expenses of counsel, (vi) any fees charged by investment rating agencies for the rating of the Securities and (vii) the cost of any filings required with FINRA.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of any of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated solely by reason of the default of one or more Underwriters, the Issuers shall not be obligated to reimburse any such defaulting Underwriter on account of such defaulting Underwriter’s expenses.

8.             Conditions of the Underwriters’ Obligations.  The obligation of the Underwriters to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)           On the Closing Date, the Underwriters shall have received the following opinions, dated as of the Closing Date and addressed to the Underwriters, of (i) Larry D. Hunter, Executive Vice President and General Counsel of the Company, in form reasonably acceptable to the Representatives, (ii) Weil, Gotshal & Manges LLP, securities counsel for the Company, in form reasonably acceptable to the Representatives together with a customary negative assurance letter from such firm, and (iii) Wiltshire & Grannis LLP, special FCC counsel for the Company, substantially in the form set forth in Exhibit A, in each case, with usual and customary limitations and exceptions reasonably acceptable to the Representatives.

(b)           On the Closing Date, the Underwriters shall have received the opinion, in form and substance satisfactory to the Underwriters, dated as of the Closing Date and addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriters may reasonably require.  In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c)           The Underwriters shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d)           The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in each of the Registration Statement, the Time of Sale Information (exclusive of any amendment or supplement thereto after the date hereof) and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements  incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e)           No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f)            Subsequent to the date of the most recent financial statements incorporated by reference in each of the Registration Statement, the Time of Sale Information (exclusive of any amendment or supplement thereto after the date hereof) and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g)           The Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any, Executive Vice President or Senior Vice President and the Chief Financial Officer, to the effect that:

(i)              The representations and warranties of the Issuers contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuers have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)             At the Closing Date, since the date hereof or since the date of the most recent financial statements in each of the Registration Statement, the Time of Sale Information (exclusive of any amendment or  supplement thereto after the date hereof) and the Prospectus (exclusive of any amendment or  supplement thereto after the date hereof), to the knowledge of such officer after due investigation, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii)            No order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information have been complied with.The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

The Underwriters and counsel for the Underwriters shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters.  The Company shall furnish to the Underwriters such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Underwriters shall reasonably request.

9.             Indemnification and Contribution.

(a)           Each Issuer, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their agents and affiliates against any losses, claims, damages or liabilities to which any Underwriter or such controlling person, agent or affiliate may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)            any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto;

(ii)           the omission or alleged omission to state, in the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or

(iii)          any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, and will reimburse, as incurred, the Underwriters and each such controlling person, agent or affiliate for any legal or other expenses incurred by the Underwriters or such controlling person, agent or affiliate in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuers by the Underwriters through the Representatives specifically for use therein.  The indemnity provided for in this Section 9 will be in addition to any liability that any Issuer may otherwise have to the indemnified parties.  Nothing in this Section 9(a) shall be deemed to impose on the Underwriters any informational delivery obligations in addition to those arising under applicable law.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which any Issuer or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by any Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof.  The indemnity provided for in this Section 9 will be in addition to any liability that the Underwriters may otherwise have to the indemnified  parties.

(c)           Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory  to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 9 or the relevant Issuer(s) in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.  Notwithstanding the foregoing, no indemnifying party shall be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by such party, unless such settlement does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable  contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Issuers on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Underwriter.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or such Underwriter, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.  The Issuers and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriters, and each director of any Issuer, each officer of any Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Issuer.  The Underwriters’ obligations to contribute pursuant to this Section 9(d) are several in proportion to their respective purchase obligations and not joint.

10.           Survival Clause.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Underwriters set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of any Issuer, any of its officers or directors, the Underwriters or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities.  The respective agreements, covenants, indemnities and other statements set forth in Sections 7, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11.           Termination.

(a)           This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date in the event that any Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i)            since the date of this Agreement, the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

(ii)           trading in the Parent’s common stock or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii)          a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv)          there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material adverse change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus; or

(v)           any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any nationally recognized statistical rating organization.

(b)           Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

12.           Information Supplied by the Underwriters.  The statements set forth in the second and third sentences of the third paragraph, the fourth sentence of the tenth paragraph and in the twelfth paragraph under the heading “Plan of distribution” in the Preliminary Prospectus (solely to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 2(a) and 9 hereof.

13.           Notices.  All communications hereunder shall be in writing and,

(a)           if sent to the Underwriters, shall be mailed or delivered to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212)- 834-6081), Attention: High Grade Syndicate Desk — 3rd floor.

(b)           if sent to the Issuers, shall be mailed or delivered to:

DIRECTV
DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California 90245
Attention:  General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Michael E. Lubowitz, Esq.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

14.           No Advisory or Fiduciary Responsibility.  The Issuers acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby

(including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Issuers or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Issuers with respect thereto.  Any review by the Representatives or any Underwriter of the Issuers, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Issuers or any other person.

15.           Successors.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Securities Act and (ii) the indemnities of the Underwriters contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Securities Act.  No purchaser of Notes from the Underwriters will be deemed a successor because of such purchase.

16.           APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

17.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 18, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Time of Sale Information, the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

19.           USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Underwriters.

Very truly yours,

DIRECTV HOLDINGS LLC, as Issuer

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV, INC., as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV CUSTOMER SERVICES, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV MERCHANDISING, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV ENTERPRISES, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV OPERATIONS, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

LABC PRODUCTIONS, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV HOME SERVICES, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS I, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS II, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ David Granville - Smith
Name: David Granville - Smith
Title: Managing Director

CREDIT SUISSE SECURITIES (USA), LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison
Title: Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
Name: Goldman, Sachs & Co.
Title:

For themselves and the other several Underwriters named in Schedule I to the Agreement.

SCHEDULE 1

Schedule 1A

2016 Notes

Underwriters	Principal Amount
Citigroup Global Markets Inc.	$131,250,000.00
J.P. Morgan Securities Inc.	$131,250,000.00
Credit Suisse Securities (USA) LLC	$131,250,000.00
Goldman, Sachs & Co.	$131,250,000.00
Banc of America Securities LLC	$33,000,000.00
Barclays Capital Inc.	$33,000,000.00
Mitsubishi UJF Securities (USA), Inc	$33,000,000.00
Morgan Stanley & Co. Incorporated	$33,000,000.00
UBS Securities LLC	$33,000,000.00
Credit Agricole Securities (USA) Inc.	$8,572,000.00
HSBC Securities (USA) Inc.	$8,572,000.00
ING Financial Markets LLC	$8,572,000.00
Lloyds TSB Bank plc	$8,571,000.00
Mizuho Securities USA Inc.	$8,571,000.00
RBS Securities Inc.	$8,571,000.00
U.S. Bancorp Investments, Inc.	$8,571,000.00

Total	$750,000,000.00

Schedule 1B

2021 Notes

Underwriters	Principal Amount
Citigroup Global Markets Inc.	$175,000,000.00
J.P. Morgan Securities Inc.	$175,000,000.00
Credit Suisse Securities (USA) LLC	$175,000,000.00
Goldman, Sachs & Co.	$175,000,000.00
Banc of America Securities LLC	$44,000,000.00
Barclays Capital Inc.	$44,000,000.00
Mitsubishi UJF Securities (USA), Inc	$44,000,000.00
Morgan Stanley & Co. Incorporated	$44,000,000.00
UBS Securities LLC	$44,000,000.00
Credit Agricole Securities (USA) Inc.	$11,428,000.00
HSBC Securities (USA) Inc.	$11,428,000.00
ING Financial Markets LLC	$11,428,000.00
Lloyds TSB Bank plc	$11,429,000.00
Mizuho Securities USA Inc.	$11,429,000.00
RBS Securities Inc.	$11,429,000.00
U.S. Bancorp Investments, Inc.	$11,429,000.00

Total	$1,000,000,000.00

Schedule 1C

2040 Notes

Underwriters	Principal Amount
Citigroup Global Markets Inc.	$218,750,000.00
J.P. Morgan Securities Inc.	$218,750,000.00
Credit Suisse Securities (USA) LLC	$218,750,000.00
Goldman, Sachs & Co.	$218,750,000.00
Banc of America Securities LLC	$55,000,000.00
Barclays Capital Inc.	$55,000,000.00
Mitsubishi UJF Securities (USA), Inc	$55,000,000.00
Morgan Stanley & Co. Incorporated	$55,000,000.00
UBS Securities LLC	$55,000,000.00
Credit Agricole Securities (USA) Inc.	$14,286,000.00
HSBC Securities (USA) Inc.	$14,286,000.00
ING Financial Markets LLC	$14,286,000.00
Lloyds TSB Bank plc	$14,286,000.00
Mizuho Securities USA Inc.	$14,286,000.00
RBS Securities Inc.	$14,285,000.00
U.S. Bancorp Investments, Inc.	$14,285,000.00

Total	$1,250,000,000.00

SCHEDULE 2

Subsidiaries of the Company

Name	Jurisdiction of Incorporation

DIRECTV Enterprises, LLC	Delaware

DIRECTV Financing Co., Inc.	Delaware

DIRECTV, Inc.	California

DIRECTV Operations, LLC	California

DIRECTV Customer Services, Inc.	Delaware

DIRECTV Merchandising, Inc.	Delaware

RSG Resources Supply GmbH	Germany

DIRECTV Home Services, LLC	Delaware

DIRECTV Programming Holdings I, Inc.	Delaware

DIRECTV Programming Holdings II, Inc.	Delaware

LABC Productions, LLC	California

LABC On-Air Music, Inc.	Delaware

LABC TV Music, Inc.	Delaware

180 Connect, Inc.	Delaware

Wirecomm America, Inc.	Delaware

Piedmont Telecommunications, Inc.	North Carolina

Up Sat Direct LLC	Delaware

DTV Home Services II, LLC	Delaware

JP&D Digital Satellite Systems, Inc.	Texas

SCHEDULE 2A

Equity Investments

TV One LLC	5,053,708 Series A Preferred Units

Chiller, LLC	20% of the limited liability company interests

Current Media LLC	10% of the limited liability company interests

Engage Interactive, LLC	5% of the limited liability company interests

The MLB Channel, LLC	16.67% of the limited liability company interests

The Tennis Channel, Inc	approximately 18% of the outstanding stock of several different classes

The NHL Network US, LP	12% of the limited partnership interests

Faith Media Holdings, LLC	2% of the limited liability company

Big Ten Network, LLC	4.99% equity participation

2

EXHIBIT A

Opinions of Wiltshire & Grannis LLP

1.             Certain of the Company’s subsidiaries hold the FCC licenses specified on Schedule 1 attached hereto as held by them (the “FCC Licenses”).  The FCC Licenses include all FCC licenses, permits and authorizations necessary for the Company and its subsidiaries to provide a direct broadcast satellite service within the United States from nominal orbital locations 101° W.L., 110° W.L. and 119° W.L., except where the failure to obtain or hold such license, permit or authorization would not have a Material Adverse Effect.  All of the FCC Licenses are in full force and effect.

2.             Except for proceedings of general applicability to direct broadcast satellite and multi-channel video programming distribution services that are described in each of the Registration Statement, the Time of Sale Information and the Prospectus (including the documents incorporated by reference therein), or such other proceedings as are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, to the best of our knowledge, there is no complaint, investigatory proceeding, petition, or other legal or administrative proceeding pending or threatened in writing before the FCC against the Company or its subsidiaries that gives us reason to believe that any FCC Licenses will be revoked.

3.             The statements included in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading of “Risk Factors —We depend on the Communications Act for access to cable-affiliated programming and changes impacting that access could materially adversely affect us,” “Changes to and implementation of statutory copyright license requirements may negatively affect our ability to deliver local and distant broadcast stations, as well as other aspects of our business,” and “The ability to maintain FCC licenses and other regulatory approvals is critical to our business,” and statements incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Business — Government Regulation” (subject to such revisions and updates as described under the heading “Risk Factors” in the Registration Statement, the Time of Sale Information or the Prospectus), regarding the Communications Act of 1934, as amended, (the “Communications Act”), and the rules, regulations and published policies of the FCC promulgated or established thereunder (“FCC Rules”), fairly and accurately summarize the matters therein described in all material respects.

4.             No material consent, approval, or authorization of the FCC is  required to be obtained by the Company for the issuance and sale of the Notes to the Underwriters by the Company on the Closing Date.

3

5.             The execution and delivery of the Purchase Agreement, and the issuance and sale of the Notes to the Underwriters by the Company on the Closing Date, will not violate the provisions of the Communications Act or the FCC Rules.

We are opining herein as to the effect on the subject transaction only of the Communications Act and the FCC Rules.  We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.  The opinion of Wiltshire & Grannis LLP will be furnished solely for your benefit in connection with the transaction covered hereby.  The opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, which may be granted or withheld in our discretion.  We will assume no obligation to advise you of changes subsequent to delivery of the opinion letter.

4

ANNEX A

a.             Additional Time of Sale Information

1.             Term sheet containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

[See attached]